UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 3, 2016
(Date of earliest event reported)
Qorvo, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36801	46-5288992
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification No.)

7628 Thorndike Road
Greensboro, North Carolina 27409-9421
(Address of principal executive offices)
(Zip Code)

(336) 664-1233
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
(a), (b)
Qorvo, Inc. (“Qorvo”) held its Annual Meeting of Stockholders on August 3, 2016. Qorvo stockholders (i) elected each of the director nominees, (ii) approved, on an advisory basis, the compensation of Qorvo’s named executive officers, (iii) reapproved the Qorvo, Inc. Cash Bonus Plan (the “Cash Bonus Plan”), pursuant to the provisions of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and (iv) ratified the appointment of KPMG LLP as Qorvo’s independent registered public accounting firm for the fiscal year ending April 1, 2017.
The final voting results with respect to each of the four proposals are set forth below.
Proposal 1. To elect the ten directors named in Qorvo’s proxy statement to serve a one-year term and until their respective successors are duly elected and qualified or until their earlier death, resignation or removal.

Nominee	Voted For	Withheld	Broker Non-Votes
Ralph G. Quinsey	101,766,352	616,853	15,366,773
Robert A. Bruggeworth	102,006,135	377,070	15,366,773
Daniel A. DiLeo	101,965,099	418,106	15,366,773
Jeffery R. Gardner	101,855,349	527,856	15,366,773
Charles Scott Gibson	101,777,067	606,138	15,366,773
John R. Harding	101,965,570	417,635	15,366,773
David H. Y. Ho	101,997,705	385,500	15,366,773
Roderick D. Nelson	102,035,058	348,147	15,366,773
Dr. Walden C. Rhines	101,832,325	550,880	15,366,773
Walter H. Wilkinson, Jr.	100,689,661	1,693,544	15,366,773

Proposal 2. To approve, on an advisory basis, the compensation of Qorvo’s named executive officers.

For	Against	Abstain	Broker Non-Votes
100,480,666	1,702,458	200,081	15,366,773

Proposal 3. To reapprove the Cash Bonus Plan, pursuant to the provisions of Section 162(m) of the Code.

For	Against	Abstain	Broker Non-Votes
100,981,094	1,187,210	214,901	15,366,773
Proposal 4. To ratify the appointment of KPMG LLP as Qorvo’s independent registered public accounting firm for the fiscal year ending April 1, 2017.

For	Against	Abstain
117,256,112	260,105	233,761

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Qorvo, Inc.

	By:	/s/ Mark J. Murphy
Mark J. Murphy
Chief Financial Officer

Date: August 8, 2016